UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest): April 24, 2024

Commission File Number: 000-56136

FIRST BITCOIN CAPITAL CORP

(Exact name of registrant as specified in charter)

Puerto Rico	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1064 Ave Ponce De Leon, Suite 200, San Juan, PR	00907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number +972-55-9661110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	BITCF	OTC Markets

Item 8.01 Other Events

First Bitcoin Capital Corp’s controlled subsidiary, Bots, Inc published on its 8-K a copy of its letter to shareholders.  This 8-K/A amends the 8-K published yesterday, that inadvertently provided data of Bots, Inc in the opening page.

Bots, Inc. Letter to Shareholders

“Dear Shareholders,

“I hope this letter finds you well. As we reflect on the past year and look ahead to the future, I want to take this opportunity to share some insights into our company's performance, the challenges we faced, the strategic decisions we made, and what lies ahead for Bots, Inc. (BTZI). While we have not executed on our plan to pay a dividend in the shares of Bullet Blockchain, Inc. (OTC:BULT), we may first pay dividends in some of the cryptocurrencies that we have accumulated.

“Financial Performance on a consolidated basis

“This past year has been a period of significant growth and challenge for our industry. At Bots, Inc., we have navigated these waters with a keen focus on innovation and efficiency, leading to notable financial achievements. Our increased revenue reflects our commitment to delivering value to our customers and shareholders alike. While we faced challenges, our team's resilience and strategic pivots have kept us on a path of sustainable growth. We project that our upcoming April 30 2024 yearend report will include more than $1,000,000 in revenues.

“Strategic Highlights

“These initiatives reflect our commitment to staying at the forefront of blockchain technology, AI, robotics and expanding our market presence. Our efforts to streamline operations and enhance our product offerings have positioned us well to capitalize on emerging opportunities.

“Future Outlook

“Looking ahead, we are excited about the future of Bots, Inc. We are poised to explore new markets, further innovate our product lines, and strengthen our customer relationships. Our strategic plan for the coming year includes expanding into new markets, investing in R&D, enhancing customer service. We believe these steps will drive our growth, enhance shareholder value, and solidify our position as a leader in our industry.

“Acknowledgment

“I want to extend my deepest gratitude to our affiliates, whose dedication and hard work have been pivotal to our success. To our customers and partners, thank you for your continued trust and collaboration. And to you, our shareholders, thank you for your ongoing support and belief in our vision. Together, we are building a stronger, more resilient Bots, Inc.

“As we move forward, we remain committed to transparency, accountability, and open communication. We are excited about the opportunities ahead and are confident in our ability to navigate the future and deliver value to all our stakeholders.

“Thank you for your continued support.

Sincerely, Simon Rubin, CEO”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BITCOIN CAPITAL CORP.

Date: April 25, 2024	By:	/s/ Simon Rubin
Simon Rubin, CEO